EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350
In connection with the Form 10-Q (the “Report”) of Ferro Corporation (the “Company”) for the period ending June 30, 2005, I, Thomas M. Gannon, Vice President and Chief Financial Officer of the Company, certify that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas M. Gannon
Thomas M. Gannon
Vice President and Chief Financial Officer
Date November 3, 2006

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